Exhibit 10.3
US $500,000
August 15, 2005
GUARANTEED
PROMISSORY NOTE
(Non-Negotiable)
     FOR VALUE RECEIVED, the undersigned, Remote Knowledge, Inc., a Delaware corporation (“Maker”), promises to pay to the order of Robert Duncan, or any successor holder of this Note (“Holder”), at                                                             , or such other place as Holder may designate, the principal amount of Five Hundred Thousand Dollars ($500,000).
     1. Interest. Prior to any default, interest shall accrue on the outstanding principal balance of this Note at the fixed rate of 5% per annum. Following any default, interest shall accrue on the outstanding principal balance hereof at the fixed rate of 10% per annum.
     2. Payments. All outstanding principal and interest shall be payable on August 15, 2005 (the “Maturity Date”).
     3. Prepayment. Maker may pay all or any part of the principal owing on this Note at any time or times prior to maturity without payment of any premium or penalty.
     4. Guaranty. Payment of this Note is and shall be guaranteed by this performance pledge (the “Guaranty”) by Alan Granader, Dan Granader and Harry Granader (the “Guarantors”). This Guaranteed Promissory Note is an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Maker shall remain liable on its obligations hereunder until the payment in full of the principal and interest (the “Guaranteed Obligations”).
          (a) In the event of default by Maker in payment of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations are due to be paid or performed by Maker, the Guarantors shall promptly pay the Guaranteed Obligations then due in full without notice or demand, and it shall not be necessary for Holder, in order to enforce such payment by the Guarantors, to institute suit or exhaust its remedies against Maker or others. THE GUARANTORS HEREBY IRREVOCABLY AGREE THAT, UNTIL PAYMENT IN FULL TO HOLDER OF THE GUARANTEED OBLIGATIONS, THE GUARANTORS SHALL HAVE NO RIGHT TO RECOVER FROM MAKER ANY CLAIMS THE GUARANTORS HAVE OR MIGHT HAVE AGAINST MAKER (AS SUCH TERM “CLAIM” IS DEFINED IN THE UNITED STATES BANKRUPTCY CODE 11 U.S.C. § 101[5] AS AMENDED FROM TIME TO TIME) IN CONNECTION WITH PAYMENTS MADE BY OR ON BEHALF OF THE GUARANTORS TO HOLDER UNDER THIS GUARANTY INCLUDING, WITHOUT IMPLIED LIMITATION, ALL RIGHTS THE GUARANTORS MAY NOW OR HEREAFTER HAVE UNDER ANY AGREEMENT OR AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, ANY LAW SUBROGATING THE GUARANTORS TO THE RIGHTS OF HOLDER) TO ASSERT ANY CLAIM AGAINST OR SEEK CONTRIBUTION, INDEMNIFICATION OR ANY OTHER FORM OF REIMBURSEMENT FROM MAKER OR ANY OTHER PARTY LIABLE FOR PAYMENT OF ANY OR ALL OF THE INDEBTEDNESS.
          (b) If acceleration of the time for payment by Maker of all or any portion of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Maker, the Guaranteed Obligations shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Holder.

     5. Default. Each of the following events shall constitute an event of default (“Event of Default”) and Holder, in addition to any remedies available to it at law or in equity, shall thereupon have the option to declare Maker in default under this Note and declare due all obligations of Maker to Holder (it also being understood that the occurrence of any of the Events of Default set forth in subsections (c) or (d) automatically shall constitute an Event of Default and cause an immediate acceleration of Maker’s indebtedness to Holder):
          (a) the failure of Maker to make any payment required hereunder when due;
          (b) default by Maker in the performance or observance of any other term, covenant, condition or obligation contained in this Note, which default is not cured within 15 days after Maker’s written notice thereof;
          (c) the filing of any petition by Maker under any provision of the Federal Bankruptcy Code or any state law relating to insolvency; or the filing of any such petition against Maker, unless such petition and all proceedings thereunder are dismissed within 60 days from such filing; or the appointment of a trustee or receiver for all or any assets of Maker, unless such appointment is vacated or dismissed within 60 days from the date of such appointment;
          (d) an adjudication that Maker is insolvent or bankrupt.
     6. Collection Costs. Upon the occurrence of any Event of Default, Maker agrees to pay Holder, upon demand, any and all costs, expenses and fees, including without limitation, reasonable attorneys’ fees incurred before or after suit is commenced in order to enforce payment hereof, and in the event suit is brought to enforce payment hereof, that such costs, expenses and fees shall be determined by a court proceeding without a jury.
     7. Waiver. Maker hereby acknowledges and agrees that the failure by Holder to insist upon Maker’s strict performance of this Note or the failure by Holder to exercise its remedies hereunder shall not be deemed a waiver of such default, and shall not be a waiver by Holder of any of Holder’s rights or remedies hereunder or at law or in equity.
     8. Usury. No provision of this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess interest is herein provided for, or shall be adjudicated to be so, the provisions of this Section shall govern, and neither Maker nor its successors or assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law, and any such amount paid, at the option of Holder, shall either be applied against the principal balance of this Note due at maturity or rebated to Maker within 30 days after such determination.
          All sums contracted for, charged or received by Holder for the use, forbearance or detention of the indebtedness evidenced by this Note shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full sated term of this Note so that the interest rate does not exceed the maximum nonusurious rate of interest permitted for that day by whichever applicable federal or Delaware laws permits the higher interest rate, stated as a rate per annum. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Holder.
     9. Transfer. This Note is not transferable by the Holder without the express written permission of Maker which shall not be unreasonably withheld.

     10. Governing Law. All amounts payable hereunder are payable in lawful money of the United States of America. This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws principles.
     11. Representations and Warranties of Maker. Maker hereby represent and warrants to Holder as follows:
          (a) Maker has full power, authority and capacity to issue this Note and to perform and comply with all covenants and obligations contained herein.
          (b) This Note has been duly executed and delivered by Maker and constitutes the legal, valid and binding obligations of Maker, enforceable against Maker in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally.
          (c) Neither the execution and delivery of this Note, nor the performance by Maker of its obligations hereunder, will (i) require the consent of any other party to any agreement or commitment by which Maker is bound, (ii) with or without the giving of notice or the lapse of time or both, conflict with or result in a breach of any terms or provisions of, or result in the creation or imposition of any lien, claim, charge or encumbrance upon Maker’s assets under any material agreements or other instrument, or (iii) violate any applicable law, rule, regulation, judgment, decree or order of any court or governmental instrumentality.
     12. Representations and Warranties of Guarantors. Each Guarantor individually represents and warrants to Holder as follows:
          (a) Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under the Guaranty and the Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.
          (b) The execution, delivery, and performance by Guarantor of this Guaranteed Promissory Note do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator.
          (c) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.
          (d) Guarantor has, independently and without reliance upon Maker and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to become a Guarantor of this Guaranteed Promissory Note.

     IN WITNESS WHEREOF, this Note has been duly executed to be effective as of the 28th day of June, 2005.

Maker:	REMOTE KNOWLEDGE, INC., a Delaware Corporation
	By:	/s/ D. Henry Houston
	Name:	D. Henry Houston
	Title:	Chief Financial Officer

Guarantors:	ALAN GRANADER

/s/ Alan Granader

DAN GRANADER

/s/ Dan Granader

HARRY GRANADER

/s/ Harry Granader